Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Power 3 Medical Products, Inc.

3400 Research Forest Drive

Suite B2-3

The Woodlands, TX  77381

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, Amendment No. 1, of our report dated April 13, 2004  included in the Annual Report on Form 10-KSB of Power 3 Medical Products, Inc. for the year ended December 31, 2003.

We also consent to the reference of our firm as experts in this registration statement.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A. (formerly known as Kingery, Crouse & Hohl, P.A.)
Tampa, FL

October 3, 2005

2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
PHONE: 813.874.1280 • FAX: 813.874.1292 • WWW.TAMPACPA.COM